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Exhibit 10.2.3
EXECUTION VERSION

DATED 21 December 2018
WYNN RESORTS (MACAU) S.A. as Company
BANK OF CHINA LIMITED, MACAU BRANCH as Revolving Credit Facility Agent and BANK OF CHINA LIMITED, MACAU BRANCH as Revolving Credit Facility Lender
REVOLVING CREDIT FACILITY AGREEMENT SECOND AMENDMENT AGREEMENT

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THIS AGREEMENT is dated 21 December 2018 and made between:

(1)	WYNN RESORTS (MACAU) S.A. (the "Company");

(2)	BANK OF CHINA LIMITED, MACAU BRANCH (the "Revolving Credit Facility Agent"); and

(3)	BANK OF CHINA LIMITED, MACAU BRANCH (the "Revolving Credit Facility Lender").
RECITALS:

(A)	The Company owns and operates Wynn Macau and the Cotai Project.

(B)
The Secured Parties have agreed to amend certain Senior Finance Documents and enter into additional Senior Finance Documents in connection with Wynn Macau and the Cotai Project for the refinancing of existing indebtedness and for the general corporate purposes of the Group (including investment in Excluded Subsidiaries, Excluded Projects or Resort Management Agreements).

(C)	It has been agreed to amend the Revolving Credit Facility Agreement as set out below.
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Incorporation of defined terms

1.1.1	Unless a contrary indication appears, a term defined in or by reference in the Schedule has the same meaning in this Agreement.

1.1.2	The principles of construction and rules of interpretation set out or referred to in the Schedule shall have effect as if set out in this Agreement.

1.1.3
Any references in the Senior Finance Documents to the "Revolving Credit Facility Agreement" shall be taken to be a reference to the Revolving Credit Facility Agreement as set out in the Schedule, as further amended, consolidated, supplemented, confirmed, novated or replaced from time to time.

1.2	Clauses
In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

2.	AMENDMENT
With effect from the Sixth Amendment Effective Date (as defined in the Common Terms Agreement Sixth Amendment Agreement), the Revolving Credit Facility Agreement shall be amended so that it shall be read and construed for all purposes as set out in the Schedule (Amended Revolving Credit Facility Agreement).

3.	OUTSTANDING REVOLVING CREDIT FACILITY ADVANCES
On the occurrence of the Sixth Amendment Effective Date:

(a)
the Revolving Credit Facility Lender's Tranche A Facility Commitment and Tranche B Facility Commitment shall be amended as set out in Schedule 1 (The Revolving Credit Facility Lenders) of the Revolving Credit Facility Agreement set out in the Schedule (Amended Revolving Credit Facility Agreement) to this Agreement;

(b)
the borrowings of the Company under the Revolving Credit Facilities (and the Interest Periods applicable to the outstanding Revolving Credit Facility Advances) shall be as set out in the Completion Memorandum; and

(c)	the amounts and currencies of the Revolving Credit Facility Lender's participation in each Revolving Credit Facility Advance shall be as set out in the Completion Memorandum.

4.	CONTINUITY AND FURTHER ASSURANCE

4.1	Continuing obligations
The provisions of the Revolving Credit Facility Agreement shall, save as amended by this Agreement, continue in full force and effect.

4.2	Further assurance
The Company shall, upon the written request of the Revolving Credit Facility Agent and at its own expense, do all such acts and things reasonably necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.	MISCELLANEOUS

5.1	Incorporation of terms
The provisions of clause 1.3 (Third Party Rights), clause 1.4 (Non-recourse Liability) and clause 18 (Jurisdiction) of the Schedule shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "Agreement" are references to this Agreement and cross-references to specified clauses thereof are references to the equivalent clauses set out or incorporated herein.

5.2	Counterparts
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

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6.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATURES

The Company
WYNN RESORTS (MACAU) S.A.
By:    /s/ Jason M. Schall
Jason M. Schall
Authorised Signatory

Address:	Wynn Macau, Rua Cidade de Sintra, NAPE Macau

Tel:	+853 2888 9966
Fax:        +853 2832 9966
Attention:    Chief Financial Officer

With a copy to:
Wynn Resorts (Macau) S.A.
Address:    Wynn Macau, Rua Cidade de Sintra, NAPE
Macau
Tel:    +853 2888 9966
Fax:    +853 2832 9966
Attention:    Legal Department of Wynn Resorts (Macau) S.A.

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The Revolving Credit Facility Agent

BANK OF CHINA LIMITED, MACAU BRANCH
By:	/s/ Wong Lao Kun
Address:	13/F Bank of China Building Avenida Doutor Mario Soares, Macau
Tel:	+853 8792 1639 / 8792 1661
Fax:	+853 8792 1659 / 8792 0308
Attention:	Mr. James Wong / Ms. Jade Gan

With a copy to:

Address:	17/F Bank of China Building Avenida Doutor Mario Soares, Macau
Tel:	+
Fax:	+
Attention:	Ms. Venus Huang / Ms. Candy Shen

WYNN – EXECUTION PAGES TO REVOLVING CREDIT FACILITY AGREEMENT
SECOND AMENDMENT AGREEMENT

The Revolving Credit Facility Lender

BANK OF CHINA LIMITED, MACAU BRANCH
By:	/s/ Wong Lao Kun
Address:	13/F Bank of China Building Avenida Doutor Mario Soares, Macau
Tel:	+853 8792 1639 / 8792 1661
Fax:	+853 8792 1659 / 8792 0308
Attention:	Mr. James Wong / Ms. Jade Gan

With a copy to:

Address:	17/F Bank of China Building Avenida Doutor Mario Soares, Macau
Tel:	+
Fax:	+
Attention:	Ms. Venus Huang / Ms. Candy Shen

WYNN – EXECUTION PAGES TO REVOLVING CREDIT FACILITY AGREEMENT
SECOND AMENDMENT AGREEMENT

SCHEDULE
AMENDED REVOLVING CREDIT FACILITY AGREEMENT

DATED 31 JULY 2012
WYNN RESORTS (MACAU) S.A. as Company
BANK OF CHINA LIMITED, MACAU BRANCH as Revolving Credit Facility Agent and THE REVOLVING CREDIT FACILITY LENDERS referred to herein

REVOLVING CREDIT FACILITY AGREEMENT
(as amended by the Revolving Credit Facility Amendment Agreement dated 30 September 2015 and the Revolving Credit Facility Second Amendment Agreement dated 21 December 2018)

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CONTENTS
Clause	Page

1. Definitions And Interpretation	1
2. Common Terms Agreement	1
3. The Revolving Credit Facilities	1
4. Purpose	1
5. Conditions Of Utilisation	1
6. Availability Of The Revolving Credit Facilities	1
7. Repayment	1
8. Cancellation	1
9. Interest	1
10. Interest Periods	1
11. Notification	1
12. Commitment Fee	1
13. Changes To The Parties	1
14. Payments	1
15. Decision Making Amongst Revolving Credit Facility Lenders	1
16. Counterparts	1
17. Governing Law	1
18. Jurisdiction	1
Schedule 1 The Revolving Credit Facility Lenders	1
Schedule 2 Form Of Advance Request For A Revolving Credit Facility Advance	1

THIS AGREEMENT is made on 31 July 2012

BETWEEN:

(1)	WYNN RESORTS (MACAU) S.A. (the "Company");

(2)	BANK OF CHINA LIMITED, MACAU BRANCH (the "Revolving Credit Facility Agent"); and

(3)	THE REVOLVING CREDIT FACILITY LENDERS (as defined below).

WHEREAS:
The Revolving Credit Facility Lenders have agreed to make certain loan facilities available to the Company in connection with Wynn Macau and the Cotai Project for the refinancing of the Company's existing indebtedness and for general corporate purposes of the Group (including investment in Excluded Subsidiaries, Excluded Projects or Resort Management Agreements), in each case, upon the terms and subject to the conditions set out in this Agreement and the Common Terms Agreement.
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement, unless otherwise defined herein, all terms defined or referred in the Common Terms Agreement shall have the same meaning herein and in addition:
"Advance Request" means a request for a Revolving Credit Facility Advance in substantially the form set out in Schedule 2 (Form of Advance Request for a Revolving Credit Facility Advance).
"Available Commitment" means, in relation to a Revolving Credit Facility Lender at any time and save as otherwise provided herein, the aggregate US dollar equivalent amount of Available Tranche A Commitment and Available Tranche B Commitment of such Revolving Credit Facility Lender.
"Available Facility" means, at any time, the aggregate US dollar equivalent amount of the Available Tranche A Facility and the Available Tranche B Facility.
"Available Tranche A Commitment" means, in relation to a Revolving Credit Facility Lender at any time, its Tranche A Facility Commitment less:

(a)
the aggregate amount of its participation in any outstanding Tranche A Advances (including, without limitation, the Existing Advances) (other than, in relation to any proposed Tranche A Advance, such Revolving Credit Facility Lender's participation in any Tranche A Advances that are due to be repaid or prepaid on or before the proposed Advance Date); and

(b)	in relation to any proposed Tranche A Advance, the aggregate amount of its participation in any Tranche A Advances that are due to be made on or before the proposed Advance Date.
"Available Tranche B Commitment" means, in relation to a Revolving Credit Facility Lender at any time, its Tranche B Facility Commitment less:

(a)
the aggregate amount of its participation in any outstanding Tranche B Advances (including, without limitation, the Existing Advances) (other than, in relation to any proposed Tranche B Advance, such Revolving Credit Facility Lender's participation in any Tranche B Advances that are due to be repaid or prepaid on or before the proposed Advance Date); and

(b)	in relation to any proposed Tranche B Advance, the aggregate amount of its participation in any Tranche B Advances that are due to be made on or before the proposed Advance Date.
"Available Tranche A Facility" means, at any time, the aggregate amount of the Available Tranche A Commitments of all the Revolving Credit Facility Lenders at such time.
"Available Tranche B Facility" means, at any time, the aggregate amount of the Available Tranche B Commitments of all the Revolving Credit Facility Lenders at such time.
"Common Terms Agreement" means the common terms agreement dated 14 September 2004 and made between, among others, the Company, the financial institutions defined therein as Term Facility Lenders and Revolving Credit Facility Lenders, the Term Facility Agent, the Revolving Credit Facility Agent, the Intercreditor Agent and the Security Agent, as amended and restated by the Common Terms Agreement Amendment Agreement, the Common Terms Agreement Second Amendment Agreement, the Common Terms Agreement Third Amendment Agreement, the Common Terms Agreement Fourth Amendment Agreement, the Common Terms Agreement Fifth Amendment Agreement and the Common Terms Agreement Sixth Amendment Agreement.
"Existing Advances" means the Tranche A Advance in an amount equal to USD356,308,411.21 and the Tranche B Advance in an amount equal to HKD2,095,794,392.56 outstanding as at the Sixth Amendment Effective Date.
"Final Repayment Date" means 26 June 2022 or, if that day is not a Business Day, the immediately preceding Business Day.
"HIBOR" means, in relation to any Tranche B Advance:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for HK dollars or the Interest Period of that Revolving Credit Facility Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Revolving Credit Facility Agent at its request quoted by the Reference Banks to leading banks in the Hong Kong interbank market, at or about 11.00 am (Hong Kong time) on the Quotation Day for the offering of deposits in HK dollars for a period comparable to the Interest Period for that Revolving Credit Facility Advance (or, if such Screen Rate or arithmetic mean of rates, as the case may be, is less than zero per annum, zero per annum).
"Interest Period" means, in relation to a Revolving Credit Facility Advance, each period determined in accordance with Clause 10 (Interest Periods).
"LIBOR" means, in relation to any Tranche A Advance:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for US dollars or for the Interest Period for that Revolving Credit Facility Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Revolving Credit Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, at or about 11:00 a.m. (London time) on the Quotation Day for the offering of deposits in US dollars and for a period comparable to the Interest Period for that Revolving Credit Facility Advance (or, if such Screen Rate or arithmetic mean of rates, as the case may be, is less than zero per annum, zero per annum).
"Majority Revolving Credit Facility Lenders" means a Revolving Credit Facility Lender or Revolving Credit Facility Lenders whose US dollar equivalent participations in the Revolving Credit Facility Advances then outstanding and undrawn Available Commitments amount in aggregate to more than 50% of the US dollar equivalent of the sum of all Revolving Credit Facility Advances then outstanding and undrawn Available Commitments.
"Margin" means in relation to any Revolving Credit Facility Advance hereunder on and from the Sixth Amendment Effective Date 1.750% per annum but, if the Leverage Ratio as at the most recent Quarterly Date thereafter (for the avoidance of doubt, subject to paragraph (e) of the definition of "Specified Equity Contribution Conditions" in clause 1.1 (Definitions) of the Common Terms Agreement) is within the range set out below and the Intercreditor Agent has received, in accordance with paragraphs 1 and 2 of Part A of Schedule 5 (Covenants) of the Common Terms Agreement, the Company's financial statements for the period ending on such Quarterly Date together with the Compliance Certificate required thereunder then, provided (in the case of any decrease in the Margin) no Default has occurred and is continuing, the Margin will be the percentage per annum specified for that range:
Leverage Ratio                    Margin
Less than 1.0                    1.500%
Greater than or equal to 1.0 but less than 3.0    1.750%
Greater than or equal to 3.0 but less than 3.5    1.875%
Greater than or equal to 3.5 but less than 4.0    2.000%
Greater than or equal to 4.0 but less than 4.5    2.125%
4.5 or above                    2.250%
Any increase or decrease in the Margin shall take effect from the Business Day following the satisfaction of the conditions or expiry of the applicable periods specified above (or, where such Business Day falls less than five Business Days before the end of the then current Interest Period, from the commencement of the next Interest Period).
"Reference Banks" means, in relation to:

(a)	LIBOR, the principal London offices of Deutsche Bank AG and BNP Paribas; and

(b)	HIBOR, the principal Hong Kong offices of Bank of China Limited, Hong Kong Branch, DBS Bank Ltd., Hong Kong Branch and Industrial and Commercial Bank of China (Asia) Limited,
or such other bank or banks designated from time to time by the Revolving Credit Facility Agent provided that the consent of the Company shall be required if such designation is made prior to an occurrence of an Event of Default which is continuing.
"Revolving Credit Facility" means the Tranche A Facility or the Tranche B Facility and "Revolving Credit Facilities" means each of them.
"Revolving Credit Facility Advance" means, as the context may require, a Tranche A Advance or a Tranche B Advance and "Revolving Credit Facility Advances" shall mean each Tranche A Advance and Tranche B Advance or any of them.
"Revolving Credit Facility Finance Documents" means:

(a)	this Agreement;

(b)	the Common Terms Agreement;

(c)	any other Senior Finance Document to which a Revolving Credit Facility Lender is a party in its capacity as a Revolving Credit Facility Lender; and

(d)	any other document designated as such by the Revolving Credit Facility Agent and the Company.
"Revolving Credit Facility Lender" means a Tranche A Facility Lender or a Tranche B Facility Lender.
"Revolving Credit Finance Parties" means the Revolving Credit Facility Agent and the Revolving Credit Facility Lenders.
"Rollover Advance", in relation to a Revolving Credit Facility, means one or more Revolving Credit Facility Advances under that Revolving Credit Facility:

(a)	made or to be made on the same day that a maturing Revolving Credit Facility Advance under that Revolving Credit Facility is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Revolving Credit Facility Advance under that Revolving Credit Facility; and

(c)	made or to be made to the Company for the purpose of refinancing a maturing Revolving Credit Facility Advance under that Revolving Credit Facility.
"Screen Rate" means, in relation to:

(a)
LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US dollars for the relevant period displayed on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters; and

(b)
HIBOR, the Hong Kong interbank offered rate administered by the Hong Kong Association of Banks (or any other person which takes over the administration of that rate) for the relevant period displayed on page HKABHIBOR of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays the rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters.

If the agreed page is replaced or service ceases to be available, the Revolving Credit Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Revolving Credit Facility Lenders.
"Termination Date" means the date falling one month prior to the Final Repayment Date.
"Tranche A Advance" means an advance made or to be made by the Tranche A Facility Lenders under the Tranche A Facility or the principal amount outstanding for the time being of that advance including a Rollover Advance.
"Tranche A Facility" means the US dollar revolving credit facility granted to the Company under Clause 3.1.1 (Tranche A Facility).
"Tranche A Facility Commitment" means:

(a)
in relation to the Original Tranche A Facility Lender, the amount set opposite its name under the column entitled "Tranche A Commitment" in Schedule 1 (The Revolving Credit Facility Lenders) and the amount of any other Tranche A Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Tranche A Facility Lender, the amount of any Tranche A Facility Commitment transferred to it under this Agreement, to the extent not cancelled pursuant to clause 8 (Repayments, Prepayments and Cancellation) of the Common Terms Agreement or otherwise reduced pursuant to the terms hereof and/or the Common Terms Agreement, reduced or transferred by it in accordance with the Common Terms Agreement.
"Tranche A Facility Lender" means any commercial bank, financial institution or other entity which:

(a)	is named in Schedule 1 (The Revolving Credit Facility Lenders) as a Tranche A Facility Lender (the "Original Tranche A Facility Lender"); or

(b)	has become party hereto as a Tranche A Facility Lender in accordance with Clause 13 (Changes to the Parties), and which has not ceased to be a party hereto in accordance with the terms hereof.
"Tranche B Advance" means an advance made or to be made by the Tranche B Facility Lenders under the Tranche B Facility or the principal amount outstanding for the time being of that advance including a Rollover Advance.
"Tranche B Facility" means the HK dollar revolving credit facility granted to the Company under Clause 3.1.2 (Tranche B Facility).
"Tranche B Facility Commitment" means

(a)
in relation to the Original Tranche B Facility Lender, the amount set opposite its name under the column entitled "Tranche B Commitment" in Schedule 1 (The Revolving Credit Facility Lenders) and the amount of any other Tranche B Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Tranche B Facility Lender, the amount of any Tranche B Facility Commitment transferred to it under this Agreement, to the extent not cancelled pursuant to clause 8 (Repayments, Prepayments and Cancellation) of the Common Terms Agreement or otherwise reduced pursuant to the terms hereof and/or the Common Terms Agreement, reduced or transferred by it in accordance with the Common Terms Agreement.
"Tranche B Facility Lender" means any commercial bank, financial institution or other entity which:

(a)	is named in Schedule 1 (The Revolving Credit Facility Lenders) as a Tranche B Facility Lender (the "Original Tranche B Facility Lender"); or

(b)	has become party hereto as a Tranche B Facility Lender in accordance with Clause 13 (Changes to the Parties), and which has not ceased to be a party hereto in accordance with the terms hereof.

1.2	Interpretation
In this Agreement:

1.2.1
the principles of construction contained in clause 1.2 (Principles of Construction) of the Common Terms Agreement and the rules of interpretation contained in clause 1.3 (Rules of Interpretation) of the Common Terms Agreement shall apply to the construction and interpretation of this Agreement;

1.2.2
any reference to the "Revolving Credit Facility Agent" or any "Revolving Credit Facility Lender" shall be construed so as to include its or their (and any subsequent) successors and any permitted transferees in accordance with their respective interests; and

1.2.3	references in this Agreement to any Clause or Schedule shall be to a clause or schedule contained in this Agreement.

1.3	Third Party Rights

1.3.1
The Contracts (Rights of Third Parties) Act 1999 applies to Clause 1.4 (Non-recourse liability) but only for the benefit of the Operatives and subject always to the terms of Clause 17 (Governing Law) and Clause 18 (Jurisdiction).

1.3.2
Except as provided in sub-clause 1.3.1 above, a Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.3.3	Save as provided by the Common Terms Agreement, the consent of any Person who is not a party to this Agreement is not required to rescind or vary this Agreement.

1.4	Non-recourse Liability
Notwithstanding any provision in the Senior Finance Documents to the contrary, no Operative shall be personally liable for payments due hereunder or under any of the Senior Finance Documents or for the performance of any obligation hereunder or thereunder, save, in relation to any Operative, pursuant to any Senior Finance Document to which such Operative is party. The sole recourse of the Revolving Credit Facility Lenders for satisfaction of any of the obligations of any of the Obligors hereunder and under the other Senior Finance Documents shall be against the Obligors and not against any assets or property of any Operative, save to the extent such Operative is party to a Senior Finance Document and is expressed to be liable for such obligation thereunder. In the case of an individual holding the Executive Director Shares, his or her liability shall be limited to his or her shares in the Company.

2.	COMMON TERMS AGREEMENT
This Agreement and the rights and obligations of the parties hereto shall be subject to the terms and conditions of the Common Terms Agreement which shall be deemed to be incorporated into this Agreement. In the case of any conflict between the terms of this Agreement and the terms of the Common Terms Agreement, the terms of this Agreement shall prevail.

3.	THE REVOLVING CREDIT FACILITIES

3.1	Grant of the Revolving Credit Facilities

3.1.1	Tranche A Facility
The Tranche A Facility Lenders grant to the Company, upon the terms and subject to the conditions hereof, a US dollar revolving credit facility in an aggregate amount of USD427,000,000.

3.1.2	Tranche B Facility
The Tranche B Facility Lenders grant to the Company, upon the terms and subject to the conditions hereof, a HK dollar revolving credit facility in an aggregate amount of HKD2,511,600,000.

4.	PURPOSE

4.1.1
The Company shall apply all amounts borrowed by it under the Revolving Credit Facilities to pay for the refinancing of existing indebtedness of the Company and for the general corporate purposes of the Group (including investment in Excluded Subsidiaries, Excluded Projects or Resort Management Agreements).

4.1.2	[Not Used]

4.1.3	[Not Used]

4.1.4	[Not Used]

5.	CONDITIONS OF UTILISATION

5.1	Conditions precedent
The provisions of clause 2 (Conditions Precedent) of the Common Terms Agreement are incorporated by reference herein as if the same were set out in full herein.

5.2	Further conditions precedent
The obligation of each Revolving Credit Facility Lender to participate in each Revolving Credit Facility Advance under this Agreement is subject to the Company having satisfied the following conditions:

(a)
in the case of a Rollover Advance, no Event of Default shall have occurred and is continuing and, in the case of any other Revolving Credit Facility Advance, no Default shall have occurred and is continuing;

(b)
the representations and warranties contained in schedule 4 (Representations and Warranties) of the Common Terms Agreement which are repeated by the Company pursuant to clause 17.2 (Timing) of the Common Terms Agreement are true and correct in all material respects with reference to the facts and circumstances existing on the Advance Date;

(c)
receipt by the Intercreditor Agent of each of the reports, financial statements and other information if and to the extent due pursuant to paragraphs 1 and 2 of Part A of Schedule 5 (Covenants) of the Common Terms Agreement on or before the proposed Advance Date; and

(d)
the Company shall have paid or arranged for payment out of the requested Revolving Credit Facility Advance of all fees, expenses and other charges then due and payable by it under the Revolving Credit Facility Finance Documents.

5.3	Maximum number of Loans
The Company may not deliver an Advance Request for a Revolving Credit Facility Advance if, as a result of the proposed Revolving Credit Facility Advance, more than ten Revolving Credit Facility Advances would be outstanding.

6.	AVAILABILITY OF THE REVOLVING CREDIT FACILITIES

6.1	Drawdown of Advances
The provisions of clause 3 (Drawdown of Advances) and clause 4.2 (Revolving Credit Facility Availability Period) of the Common Terms Agreement are incorporated by reference herein as if the same were set out in full herein.

6.2	Each Revolving Credit Facility Lender's participation

6.2.1
It is acknowledged and agreed that, as at the Sixth Amendment Effective Date, the Existing Advances have been made, have been applied in accordance with the provisions of clause 4 (Purpose) of the Revolving Credit Facility Agreement (as amended, restated, supplemented and/or novated prior to the Sixth Amendment Effective Date) and are outstanding hereunder.

6.2.2
If the conditions set out in this Agreement and the Common Terms Agreement have been met, each Tranche A Facility Lender will participate through its Facility Office in each Tranche A Advance made pursuant to Clause 6.1 (Drawdown of Advances) in the proportion borne by its Available Tranche A Commitment to the Available Tranche A Facility immediately prior to the making of that Tranche A Advance.

6.2.3
If the conditions set out in this Agreement and the Common Terms Agreement have been met, each Tranche B Facility Lender will participate through its Facility Office in each Tranche B Advance made pursuant to Clause 6.1 (Drawdown of Advances) in the proportion borne by its Available Tranche B Commitment to the Available Tranche B Facility immediately prior to the making of that Tranche B Advance.

7.	REPAYMENT

(e)	The Company shall repay each Revolving Credit Facility Advance on the last day of its Interest Period.

(f)	Without prejudice to the Company's obligation under paragraph (a) above, if:

(i)	one or more Revolving Credit Facility Advances are to be made available to the Company:

(A)	on the same day that a maturing Revolving Credit Facility Advance is due to be repaid by the Company;

(B)	in the same currency as the maturing Revolving Credit Facility Advance; and

(C)	in whole or in part for the purpose of refinancing the maturing Revolving Credit Facility Advance; and

(ii)
the proportion borne by each Revolving Credit Facility Lender's participation in the maturing Revolving Credit Facility Advance to the amount of that maturing Revolving Credit Facility Advance is the same as the proportion borne by that Revolving Credit Facility Lender's participation in the new Revolving Credit Facility Advance to the aggregate amount of those new Revolving Credit Facility Advances, the aggregate amount of the new Revolving Credit Facility Advances shall, unless the Company notifies the Revolving Credit Facility Agent to the contrary in the relevant Advance Request, be treated as if applied in or towards repayment of the maturing Revolving Credit Facility Loan so that:

(A)
if the amount of the maturing Revolving Credit Facility Advance exceeds the aggregate amount of the new Revolving Credit Facility Advances (1) the Company will only be required to make a payment under Clause 14.1 (Payments) in an amount in the relevant currency equal to that excess and (2) each Revolving Credit Facility Lender's participation in the new Revolving Credit Facility Advances shall be treated as having been made available and applied by the Company in or towards repayment of that Revolving Credit Facility Lender's participation in the maturing Revolving Credit Facility Advance and that Revolving Credit Facility Advance will not be required to make a payment under Clause 14.1 (Payments) in respect of its participation in the new Revolving Credit Facility Advances; and

(g)
if the amount of the maturing Revolving Credit Facility Advance is equal to or less than the aggregate amount of the new Revolving Credit Facility Advances (1) the Company will not be required to make a payment under Clause 14.1 (Payments) and (2) each Revolving Credit Facility Lender will be required to make a payment under Clause 14.1 (Payments) in respect of its participation in the new Revolving Credit Facility Advances only to the extent that its participation in the new Revolving Credit Facility Advances exceeds that Revolving Credit Facility Lender's participation in the maturing Revolving Credit Facility Loan and the remainder of that Revolving Credit Facility Lender's participation in the new Revolving Credit Facility Advances shall be treated as having been made available and applied by the Company in or towards repayment of that Revolving Credit Facility Lender's participation in the maturing Revolving Credit Facility Advance.

(h)	Subject to the other terms of this Agreement and the Common Terms Agreement, any amounts repaid (including with a Rollover Advance) under Clause 7(a) above may be re-borrowed.

(i)	Any amount of any Revolving Credit Facility Advance still outstanding on the Final Repayment Date shall be repaid on the Final Repayment Date.

8.	CANCELLATION
Any cancellation of Available Commitments shall be made in accordance with this Agreement and the Common Terms Agreement (including clause 8 (Repayment, Prepayment and Cancellation) and clause 14 (Illegality) of the Common Terms Agreement).

9.	INTEREST

9.1	Calculation of interest
The rate of interest on each Revolving Credit Facility Advance for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the applicable Margin; and

(b)	LIBOR (in the case of a Tranche A Advance) or HIBOR (in the case of a Tranche B Advance).

9.2	Payment of interest
The Company shall pay accrued interest on each Revolving Credit Facility Advance on the last day of each Interest Period.

9.3	Default Interest
Default interest shall be calculated and paid in accordance with clause 9.4 (Default Interest) of the Common Terms Agreement.

9.4	Notification of rates of interest
The Revolving Credit Facility Agent shall promptly notify the Company and the Revolving Credit Facility Lenders of each determination of LIBOR and HIBOR under this Agreement.

9.5	Changes to interest rates
The Revolving Credit Facility Agent shall promptly notify the Company and the Intercreditor Agent of any change to any interest rate occasioned by the operation of clause 10 (Changes to the calculation of interest) of the Common Terms Agreement.

10.	INTEREST PERIODS
The duration of each Interest Period shall be determined in accordance with clause 9.3 (Interest Periods) of the Common Terms Agreement.

11.	NOTIFICATION
Promptly, and in any event, not less than 4 Business Days before the proposed Advance Date for each Revolving Credit Facility Advance, the Revolving Credit Facility Agent shall notify each of the relevant Revolving Credit Facility Lenders of the proposed amount of the relevant Revolving Credit Facility Advance and the aggregate principal amount of the relevant Revolving Credit Facility Advance allocated to such Revolving Credit Facility Lender pursuant to Clause 6.2 (Each Revolving Credit Facility Lender's participation) and each Revolving Credit Facility Lender shall, on such Advance Date, subject to the terms and conditions of this Agreement, make available to the Revolving Credit Facility Agent for the account of the Company its said portion of such Revolving Credit Facility Advance.

12.	COMMITMENT FEE

12.1
The Company shall pay to each Revolving Credit Facility Lender a fee computed at 0.5775% per annum but, if the Leverage Ratio as at the most recent Quarterly Date thereafter is within the range set out below and the Intercreditor Agent has received, in accordance with paragraphs 1 and 2 of Part A of Schedule 5 (Covenants) of the Common Terms Agreement, the Company's financial statements for the period ending on such Quarterly Date together with the Compliance Certificate required thereunder then, provided (in the case of any decrease in the rate set out below) no Default has occurred and is continuing, the fee will be computed at the percentage rate per annum specified for that range:

Leverage Ratio                    Rate (% per annum)
Less than 1.0                    0.5250%
Greater than or equal to 1.0 but less than 3.0    0.5775%
Greater than or equal to 3.0 but less than 3.5    0.6300%
Greater than or equal to 3.5 but less than 4.0    0.6825%
Greater than or equal to 4.0 but less than 4.5    0.7350%
4.5 or above                    0.7875%
in each case, on that Revolving Credit Facility Lender's daily Available Commitment from the Sixth Amendment Effective Date to the end of the Revolving Credit Facility Availability Period. Any increase or decrease in such fee shall take effect from the Business Day following the satisfaction of the conditions or expiry of the applicable periods specified above.

12.2	The accrued commitment fee is payable:

12.2.1
in US dollars (or in any other currency mutually agreed between the Company and the relevant Revolving Credit Facility Lender receiving such fee) in respect of accrued commitment fee payable on a Revolving Credit Facility Lender's Available Tranche A Commitment;

12.2.2
in HK dollars (or in any other currency mutually agreed between the Company and the relevant Revolving Credit Facility Lender receiving such fee) in respect of accrued commitment fee payable on a Revolving Credit Facility Lender's Available Tranche B Commitment; and

12.2.3	on the last day of each successive period of three months which ends during the Revolving Credit Facility Availability Period, on the last day of the Revolving Credit Facility Availability Period,
and, if cancelled in full or part, on the cancelled amount of the relevant Revolving Credit Facility Lender's Available Commitment, immediately prior to the time the cancellation is effective.

13.	CHANGES TO THE PARTIES

13.1	Transfers by the Revolving Credit Facility Agent
The Revolving Credit Facility Agent may resign in accordance with the Common Terms Agreement and may assign and transfer all of its rights and obligations under the Revolving Credit Facility Finance Documents to a replacement Revolving Credit Facility Agent appointed in accordance with the terms of the Common Terms Agreement.

13.2	Transfers by the Company
The Company may not assign, transfer, novate or dispose of any of its rights or obligations under the Revolving Credit Facility Finance Documents.

13.3	Transfers by the Revolving Credit Facility Lenders
A Revolving Credit Facility Lender may assign, transfer or novate any of its rights and/or obligations under the Revolving Credit Facility Finance Documents in accordance with clause 21.4 (Assignment and Transfer by Lenders), clause 21.5 (Assignments by Lenders) and clause 21.6 (Transfers by Lenders) of the Common Terms Agreement.

13.4	Assignment and Transfer Fees
On the date upon which an assignment takes effect pursuant to clause 21.5 (Assignments by Lenders) of the Common Terms Agreement or a transfer takes effect pursuant to clause 21.6 (Transfers by Lenders) of the Common Terms Agreement, the relevant assignee or Transferee shall pay to the Intercreditor Agent for its own account a fee in accordance with clause 21.7 (Assignment and Transfer Fees) of the Common Terms Agreement.

14.	PAYMENTS

14.1	Payments

14.1.1	All payments under this Agreement shall be made in accordance with clause 26 (Payment Mechanics) of the Common Terms Agreement.

14.1.2
Subject to clause 26 (Payment Mechanics) of the Common Terms Agreement, on each date on which this Agreement requires an amount to be paid by the Company or a Revolving Credit Facility Lender, the Company or, as the case may be, such Revolving Credit Facility Lender, shall make the same available to the Revolving Credit Facility Agent for value on such due date and at such time and in such funds and to such account with such bank as the Revolving Credit Facility Agent shall specify from time to time.

14.2	Partial Payments

14.2.1
If the Revolving Credit Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Company to the Revolving Credit Facility Lenders under the Revolving Credit Facility Finance Documents, the Revolving Credit Facility Agent shall apply that payment towards the obligations of the Company under the Revolving Credit Facility Finance Documents in the following order:

(a)
first, in or towards payment pro rata of all amounts paid by the Revolving Credit Facility Lenders under clause 23.15 (Indemnity to Intercreditor Agent) of the Common Terms Agreement but which have not been reimbursed by the Company;

(b)
secondly, in or towards payment pro rata of all amounts paid by the Revolving Credit Facility Lenders under Clause 15.3 (Indemnity to Revolving Credit Facility Agent) but which have not been reimbursed by the Company;

(c)	thirdly, in or towards payment pro rata of all costs and expenses incurred by the Revolving Credit Facility Lenders which the Company is obliged to reimburse;

(d)
fourthly, in or towards payment pro rata of all accrued and unpaid interest (including default interest), fees and commissions due to the Revolving Credit Facility Lenders under the Revolving Credit Facility Finance Documents;

(e)	fifthly, in or towards payment pro rata of any principal due to the Revolving Credit Facility Lenders under the Revolving Credit Facility Finance Documents but unpaid; and

(f)	sixthly, in or towards payment pro rata of any other sum due to the Revolving Credit Facility Lenders under the Revolving Credit Facility Finance Documents but unpaid.

14.2.2	The Revolving Credit Facility Agent shall, if so directed by the Majority Revolving Credit Facility Lenders, vary the order set out in sub-clause 14.2.1 above.

14.2.3	Sub-clause 14.2.1 above will override any appropriation made by the Company.

15.	DECISION MAKING AMONGST REVOLVING CREDIT FACILITY LENDERS

15.1	Decisions
Save as otherwise set out herein and subject to the Common Terms Agreement, the required Senior Secured Creditors for the purposes of any decision within the scope of clause 34.2 (Amendment and waiver of Facility Agreements) of the Common Terms Agreement relating to this Agreement shall be the Revolving Credit Facility Agent acting on the instructions of the Majority Revolving Credit Facility Lenders.

15.2	Failure to Give Instructions
If the Revolving Credit Facility Agent gives notice to the Revolving Credit Facility Lenders requesting their specific instructions on any matter referred to in Clause 15.1 (Decisions) and it specifies in such notice that the Revolving Credit Facility Lenders are to give such instructions by a certain date and time specified in such notice, any Revolving Credit Facility Lender which fails to respond by the date and time so specified shall have its portion of the Revolving Credit Facility Advances and its Available Commitment disregarded for all purposes of determining whether instructions have been given to the Revolving Credit Facility Agent by the Majority Revolving Credit Facility Lenders (and, for the purposes of determining the Available Facility or the amount of all Revolving Credit Facility Advances outstanding, the Available Commitments and portion of Revolving Credit Facility Advances of such Revolving Credit Facility Lender shall be deducted).

15.3	Indemnity to Revolving Credit Facility Agent

15.3.1
Each Revolving Credit Facility Lender shall, rateably in accordance with the proportion that the US dollar equivalent of the sum of its Available Commitments and its participations in any outstanding Revolving Credit Facility Advances bear to the US dollar equivalent of the aggregate of the Available Commitments and such participations of all the Revolving Credit Facility Lenders (or, if all such amounts have been reduced to zero, such proportion determined immediately prior to such reduction) for the time being, indemnify the Revolving Credit Facility Agent, within fifteen days of demand, against any cost, loss or liability incurred by the Revolving Credit Facility Agent (other than by reason of the negligence or wilful misconduct of the Revolving Credit Facility Agent) in acting as Revolving Credit Facility Agent under any of the Senior Finance Documents (unless the Revolving Credit Facility Agent has been reimbursed by the Company pursuant to a Senior Finance Document).

15.3.2
Provided that the Company is required to reimburse or indemnify the Revolving Credit Facility Agent for such cost, loss or liability in accordance with the terms of the Senior Finance Documents, the Company shall, within fifteen days of demand in writing by any Revolving Credit Facility Lender, indemnify such Revolving Credit Facility Lender in relation to any payment actually made by such Revolving Credit Facility Lender pursuant to Clause 15.3.1 above.

16.	COUNTERPARTS
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

17.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

18.	JURISDICTION

18.1	Jurisdiction of English courts

18.1.1
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) (a "Dispute").

18.1.2	The parties hereto agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly they will not argue to the contrary.

18.1.3
This Clause 18.1 (Jurisdiction of English courts) is for the benefit of the Revolving Credit Finance Parties only. As a result, no Revolving Credit Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law and the Revolving Credit Facility Finance Documents, the Revolving Credit Finance Parties may take concurrent proceedings in any number of jurisdictions.

18.2	Service of process
Without prejudice to any other mode of service allowed under any relevant law, the Company:

(a)	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(b)	agrees that failure by a process agent to notify the Company of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.
SCHEDULE 1
THE REVOLVING CREDIT FACILITY LENDERS

Revolving Credit Facility Lender	Tranche A Commitment (USD)	Tranche B Commitment (HKD)
Bank of China Limited, Macau Branch	427,000,000	2,511,600,000
Total	427,000,000	2,511,600,000

SCHEDULE 2
FORM OF ADVANCE REQUEST FOR A REVOLVING CREDIT FACILITY ADVANCE

To:	[ ] as Intercreditor Agent
[ ] as Revolving Credit Facility Agent
Date:    [ ]

Dear Sirs,
Wynn Resorts (Macau) S.A. - Revolving Credit Facility Agreement dated 31 July 2012 (as amended by the Revolving Credit Facility Amendment Agreement dated 30 September 2015 and the Revolving Credit Facility Second Amendment Agreement dated [●]) (the "Agreement")
Advance Request No. [ ]

1.
We refer to the Agreement and the common terms agreement (the "Common Terms Agreement") dated 14 September 2004 (as amended from time to time) and made between, among others, Wynn Resorts (Macau) S.A. (the "Company"), the financial institutions defined therein as Revolving Credit Facility Lenders, the Revolving Credit Facility Agent, the Intercreditor Agent and the Security Agent. Terms defined in the Common Terms Agreement shall have the same meaning herein and the principles of construction and rules of interpretation set out therein shall also apply.

2.	This is an Advance Request given pursuant to Clause 3 (Drawdown of Advances) of the Common Terms Agreement.

3.	This Advance Request is irrevocable.

4.
We hereby give you notice that, upon the terms and subject to the conditions contained in the Common Terms Agreement and the Revolving Credit Facility Agreement, we wish to borrow the following Revolving Credit Facility Advance under the following Revolving Credit Facility on the following terms:

Proposed Advance Date:    [        ]

Revolving Credit Facility:	[Tranche A/Tranche B] Facility
Amount:    [USD][HKD][        ]
Interest Period:    [1, 2, 3 or 6] months

5.	We confirm that:

(a)	each condition specified in Clause 5.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Advance Request;

(b)
the Revolving Credit Facility Advance complies with the permitted use of the Revolving Credit Facilities under the Revolving Credit Facility Agreement and clause 5 (Purpose) of the Common Terms Agreement; and

(c)	since the Sixth Amendment Effective Date, no Material Adverse Effect has occurred and is continuing nor could reasonably be expected to occur.

6.
We attach signed but undated receipts for the Revolving Credit Facility Advance requested above and hereby authorise the Revolving Credit Facility Agent to date such receipts on the date such Revolving Credit Facility Advances are made.

7.	The proceeds of the above Revolving Credit Facility Advance should be credited to [ ].
Yours faithfully,

___________________________
Name:
Responsible Officer
for and on behalf of
Wynn Resorts (Macau) S.A.

Attachments: Receipts for the Revolving Credit Facility Advance

537319-5-9965-v1.0	10-40682238